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                                                                   EXHIBIT 23.1

Independent Auditors' Consent

The Board of Directors
A/S Arovit Petfood

We consent to the inclusion of our report dated September 17, 1999, with respect to the consolidated balance sheet of A/S Arovit Petfood as of June 30, 1999, and the related consolidated statements of profit and loss account and cash flows for the year then ended, which report appears in the Form 8-K/A of Doane Pet Care Company dated July 11, 2000.

                                                           /s/ KPMG C. Jespersen

Esbjerg, Denmark
July 11, 2000